Exhibit 99.1

LONESTAR RESOURCES ANNOUNCES MANAGEMENT CHANGES

Fort Worth, Texas, April 30, 2018 — Lonestar Resources US Inc. (NASDAQ: LONE) (“Lonestar”, “we,” “our,” or the “Company”) today announced that, effective April 30, 2018, Doug Banister has retired from his position as Chief Financial Officer. Mr. Banister leaves Lonestar on good terms and will provide consulting services to the Company from time to time on a going-forward basis.

Lonestar also announced that it has bolstered its management team with the recent additions of Jason N. Werth as Chief Accounting Officer and Gregory R. Packer as General Counsel.

About Jason Werth

Jason comes to Lonestar from Denbury Resources, where he served in positions of increasing responsibility. Jason first served as SEC Reporting Manager, then as Assistant Controller of Corporate Accounting and most recently as Director of Audit. Notably, during Jason’s tenure at Denbury, he managed teams responsible for preparing the company’s SEC filings, maintaining the corporate budget and maintaining Sarbanes-Oxley compliance. Prior thereto, Jason held positions at Arthur Anderson, LLP and PricewaterhouseCoopers LLP. Jason earned his BBA-Accounting and MS-Accounting from Texas A&M University.

About Greg Packer

Greg comes to Lonestar from Howard Energy Partners, where he served as Senior Vice President, General Counsel and Corporate Secretary, and was involved in numerous financing transactions, significant acquisitions and multiple joint ventures. Prior to Howard, Greg was with Latham & Watkins LLP, where he represented a diverse set of public and private companies and investment banks in mergers and acquisitions, capital markets transactions, complex contract negotiation and general company representation. Greg received his Bachelor’s Degree of Accounting and his Master’s Degree of Accounting from Brigham Young University and his Juris Doctorate from the University of Chicago Law School.

Chief Executive Officer Frank D. Bracken, III commented, “We are grateful for Doug’s many years of service to Lonestar. We wish Doug the best in the future, and look forward to our continued relationship with him as a consultant and friend to Lonestar. Looking forward, we are very pleased with the additions of Jason and Greg to our management team. Jason has bolstered our financial team with his Big 4 accounting pedigree and nearly a decade of public company experience. Greg brings extensive legal and transactional experience to Lonestar, and has considerable experience with public company filings and representation.”

About Lonestar

Lonestar is an independent oil and natural gas company, focused on the development, production and acquisition of unconventional oil, natural gas liquids and natural gas properties in the Eagle Ford Shale in Texas. The Company is headquartered in Fort Worth, Texas. More information about Lonestar can be found at www.lonestarresources.com.

Cautionary Note Regarding Forward Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “possible,” “if,” “will,” “expect” and “assuming” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant and securities of the Company may not ultimately be offered to the public because of general market conditions or other factors. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2018 and subsequently filed quarterly reports on Form 10-Q. Any forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which the Company becomes aware, after the date hereof, unless required by law.